Exhibit 99.1

GT Solar Completes Name Change to GT Advanced Technologies

SOLR now trading as GTAT on NASDAQ

MERRIMACK, N.H.—(BUSINESS WIRE)—GT Advanced Technologies Inc., (NASDAQ: GTAT), today announced that the name change from GT Solar to its new name, GT Advanced Technologies Inc., is now complete. As part of the rebranding and new corporate identity, the company is now trading under its new GTAT stock ticker symbol on NASDAQ.

“Our transition from GT Solar to GT Advanced Technologies reflects our broader strategic market focus”

“Our transition from GT Solar to GT Advanced Technologies reflects our broader strategic market focus,” said Tom Gutierrez, GT Advanced Technologies’ president and CEO. “We are growing beyond our historic focus on the solar industry to include other growth markets such as the LED industry. We also continue to look for strategic expansion opportunities into other adjacent markets that leverage our core competencies in crystal growth technology and the commercialization of equipment that drives the growth of new industries. Our name is now more closely aligned with our strategic vision and provides a new platform for us to grow and strengthen our global brand.”

GT Advanced Technologies is a market leader in each of its three core technology segments — polysilicon production equipment, photovoltaic (PV) silicon casting furnaces and sapphire equipment and materials. In the solar industry, GT Advanced Technologies is a global industry leader in polysilicon production technologies used in the manufacture of high purity polysilicon, the fundamental raw material for the solar PV industry. The company is also the world’s largest manufacturer of casting furnaces which crystallize polysilicon into ingots used to product solar wafers.

In July 2010, the company entered the fast-growing LED market through its acquisition of Crystal Systems, Inc., a pioneer in the field of crystallizing sapphire material for a wide range of industries. GT is both a producer of sapphire material as well as a supplier of Advanced Sapphire Furnaces (ASF) which it sells to companies that produce sapphire material. Since the company introduced its ASF in December of 2010, it has booked nearly $1 billion in orders, quickly establishing itself as a leading provider of sapphire crystal growth equipment.

About GT Advanced Technologies Inc.

GT Advanced Technologies, Inc. is a global provider of polysilicon production technology, and sapphire and silicon crystalline growth systems and materials for the solar, LED and other specialty markets. The company’s products and services allow its customers to optimize their manufacturing environments and lower their cost of ownership. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking in nature. These statements are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the possibility that the Company is unable to recognize revenue on customer contracts, that technological changes could render existing products or technologies obsolete, the Company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company’s products and various other risks as outlined in GT Advanced Technologies Inc’s (formerly Solar International, Inc.) filings with the Securities and Exchange Commission, including the statements under the heading “Risk Factors” in the Company’s annual report on Form 10-K for fiscal 2011 filed on May 26, 2011 and quarterly report on Form 10-Q for the first quarter of fiscal 2012 filed on August 5, 2011. GT Advanced Technologies, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Media:
GT Advanced Technologies
Jeff Nestel-Patt, (603) 204-2883
jeff.nestelpatt@gtat.com
or
Investors/Analysts:
GT Advanced Technologies
Ryan Blair, (603) 681-3869
ryan.blair@gtat.com